Exhibit 10.4

RESTRICTED STOCK AGREEMENT

CALGON CARBON CORPORATION, a Delaware corporation (the “Company”), and, [•], an employee of the Company (the “Grantee”), for good and valuable consideration the receipt and adequacy of which are hereby acknowledged and intending to be legally bound hereby, agree as follows:

1.                                      Restricted Stock Award.  The Company hereby confirms the award to the Grantee of [•] ([•]) shares of Common Stock, par value $0.01 per share, of the Company (the “Restricted Stock”), under and subject to the terms and conditions of this Agreement and the Company’s Amended and Restated 2008 Equity Incentive Plan (the “Plan”).  The Plan is incorporated by reference and made a part of this Agreement as though set forth in full herein.  Terms which are capitalized but not defined in this Agreement have the same meaning as in the Plan unless the context otherwise requires.  This Restricted Stock award shall be effective as of [•] (the “Effective Date”), provided that this Agreement is executed by the Grantee and delivered to the Company.  As of the Effective Date, the Grantee shall be a shareholder of the Company with respect to the Restricted Stock and shall have all the rights of a shareholder with respect to the Restricted Stock, including the right to vote the Restricted Stock, subject to the restrictions of the Plan and this Agreement.  With respect to dividends and other distributions on the Restricted Stock, (i) all cash dividends and distributions shall be withheld by the Company and shall be paid to Grantee upon the vesting of the Restricted Stock to which it relates or, if such Restricted Stock is forfeited to the Company, such cash dividends and distributions shall likewise be forfeited, and (ii) all dividends and distributions paid in Common Stock or other securities or property will be held in escrow subject to the same restrictions as the Restricted Stock.

2.                                      Acceptance of Restricted Stock Award.  The Grantee accepts the award of the Restricted Stock confirmed hereby, subject to the restrictions of the Plan and this Agreement.

3.                                      Restrictions.

A.                                    If the Grantee’s employment with the Company terminates prior to the dates set forth in the table below in this Section 3(A) for any reason, other than as a result of the (x) death of the Grantee, (y) the termination of employment of the Grantee under the conditions constituting a “Covered Change of Control Termination” as described in Section 5(c) of the Employment Agreement dated as of [•] (the “Employment Agreement”) between the Company and Grantee or (z) the Retirement of the Grantee (as defined below), the shares of the Restricted Stock shall, upon such termination of employment and without any further action, be forfeited to the Company by the Grantee and cease to be issued and outstanding shares of the Common Stock of the Company.  As used herein, “Retirement” shall mean a Grantee terminating his or her employment (a) at age 65 or older or (b) at age 55 or older if he or she has completed at least 15 years of continuous employment with the Company or its affiliates.

Date of Termination of Employment	Number of Shares of the Restricted Stock Forfeited

On or before, [•]	all shares are forfeited

From, [•] to [•], inclusive	66.67% shares

From, [•] to [•], inclusive

33.33% shares

After, [•]	all shares are vested

If (i) the Grantee remains employed with the Company on the respective dates on which the shares of the Restricted Stock are no longer subject to forfeiture under the preceding table, and (ii) the shares of the Restricted Stock have not been previously forfeited to the Company, the employment restriction imposed hereby on the respective shares of the Restricted Stock shall lapse and a certificate representing such shares shall be issued or transferred by the Company to the Grantee or the prohibition of access by Grantee to any shares issued in book entry form shall be removed.

If the Grantee’s employment with the Company terminates as a result of the death of the Grantee, or the termination of employment of the Grantee under the conditions described in Section 5(c) of the Employment Agreement, the employment restriction imposed hereby on the shares of the Restricted Stock on which the employment restriction has not previously lapsed shall lapse and a certificate representing such shares shall be issued or transferred by the Company to the Grantee or the prohibition of access by Grantee to any shares issued in book entry form shall be removed.

If the Grantee’s employment with the Company terminates as a result of the Grantee’s Retirement, the employment restriction imposed hereby on the shares of Restricted Stock which has not previously lapsed shall lapse based on the following formula:

Number of full months employed
Number of shares of Restricted Stock		since last vesting date*
scheduled to vest at next vesting date	X	Number of months since last vesting date* until next vesting date and a certificate representing such shares shall be issued or transferred by the Company to the Grantee or the prohibition of access by Grantee to any shares issued in book entry form shall be removed.

*(or, prior to the first vesting date, since the grant date)

B.                                    Except for transfers to a trust that is revocable by the Grantee alone as permitted by Section 6.3 of the Plan and subject to the conditions set forth therein, the Grantee shall not sell, exchange, assign, alienate, pledge, hypothecate, encumber, charge, give, transfer or otherwise dispose of, either voluntarily or by operation of law, any shares of the Restricted Stock, or any rights or interests appertaining thereto, prior to the lapse of the employment restriction imposed hereby and the issuance or transfer to the Grantee of certificates with respect to such shares as provided herein, except that the shares of the Restricted Stock may be transferred by the Grantee by Will or, if the Grantee dies intestate, by the laws of descent and distribution of the state of domicile of the Grantee at the time of death.

C.                                    Subsequent to the lapse of the employment restriction imposed hereby, Grantee agrees that the Restricted Stock cannot be offered, sold, pledged or otherwise disposed of, and the Grantee will not offer, sell, pledge or otherwise dispose of the Restricted Stock, except pursuant to (i) an effective registration statement under the Securities Act of 1933, as amended (the “1933 Act”) and qualification under applicable state and foreign securities laws, or (ii) in accordance with Rule 144 under the 1933 Act.

D.                                    As of the Effective Date, certificates representing the shares of the Restricted Stock shall be issued in the name of the Grantee and held by the Company in escrow or shares will be issued in Grantee’s name in book entry form until the earlier of the forfeiture of the shares of the Restricted Stock to the Company or, subject to Section 4 hereof, the lapse of the employment restriction set forth herein with respect to such shares.  The Grantee shall execute and deliver to the Company a blank stock power in form acceptable to the Company with respect to each of the certificates representing the shares of the Restricted Stock.  Such stock power shall be returned to the Grantee if the employment restriction imposed hereby lapses with respect to the shares to which the stock power relates.

4.                                      Withholding of Taxes.  The Grantee shall be advised by the Company as to the amount of any Federal income or employment taxes required to be withheld by the Company on the compensation income resulting from the award of the Restricted Stock.  The timing of the withholding will depend on whether the Grantee makes an election under Section 83(b) of the Code.  State, local or foreign income or employment taxes may also be required to be withheld by the Company on any compensation income resulting from the award of the Restricted Stock.  The Grantee shall pay any taxes required to be withheld directly to the Company in cash upon receipt of the Restricted Stock or, at the Grantee’s option, the Grantee may direct that the Company withhold a sufficient number of shares of Restricted Stock to pay such withholding obligations.  If the Grantee does not pay any taxes required to be withheld directly to the Company within ten days after any such request, the Company may withhold such taxes from any other compensation to which the Grantee is entitled from the Company.  The Grantee shall hold the Company harmless in acting to satisfy the withholding obligation in this manner if it becomes necessary to do so.  Notwithstanding other provisions of this Agreement, the certificates representing the shares of the Restricted Stock shall not be released from escrow until all taxes required to be withheld with respect to the Restricted Stock have been paid to the Company.

5.                                      Interpretation of Plan and Agreement.  This Agreement is the restricted stock agreement referred to in Section 2.5 of the Plan.  If there is any conflict between the Plan and this Agreement, the provisions of the Plan shall control.  Any dispute or disagreement which shall arise under or in any way relate to the interpretation or construction of the Plan or this Agreement shall be resolved by the Committee and the decision of the Committee shall be final, binding and conclusive for all purposes.

6.                                      Effect of Agreement on Rights of Company and Grantee.  This Agreement does not confer any right on the Grantee to continue in the employ of the Company or interfere in any way with the rights of the Company to terminate the employment of the Grantee.

7.                                      Binding Effect.  This Agreement shall be binding upon the successors and assigns of the Company and upon the legal representatives, heirs and legatees of the Grantee.

8.                                      Entire Agreement.  This Agreement constitutes the entire agreement between the Company and the Grantee and supersedes all prior agreements and understandings, oral or written, between the Company and the Grantee with respect to the subject matter of this Agreement.

9.                                      Amendment.  This Agreement may be amended only by a written instrument signed by the Company and the Grantee.

10.                               Section Headings.  The Section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of any of the provisions of this Agreement.

11.                               Governing Law.  This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the Commonwealth of Pennsylvania.

IN WITNESS WHEREOF, the Company and the Grantee have executed this Agreement as of this [•] day of [•].

CALGON CARBON CORPORATION

By:

Grantee: